UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 6, 2026
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 6, 2026, Genprex, Inc. (“Genprex” or the “Company”) issued a press release announcing positive preliminary preclinical data from the study of GPX-002 in Type 2 diabetic (“T2D”) animal studies, which demonstrates in vivo proof-of-concept for novel diabetes gene therapy in T2D non-human primates (“NHP”) and rejuvenated exhausted beta cells and normalized glucose levels in T2D mice. GPX-002 is the Company’s diabetes gene therapy drug candidate which based on the preliminary preclinical data may have the potential for long-term control of Type 1 diabetes (“T1D”) and T2D.  Genprex’s research collaborators are conducting preclinical studies of GPX-002 in naturally occurring T2D NHP models. The first NHP was treated with a novel infusion process whereby GPX-002 is administered directly into the pancreatic duct using an adeno-associated virus (“AAV”) vector containing the Pdx1 and MafA genes and an insulin promoter. The second NHP was treated with GPX-002 by direct injection into the pancreas.

GPX-002 in T2D NHPs

Based on the study of the two T2D NHPs, the press release noted that the key preliminary data include support for the hypothesis that GPX-002 can rejuvenate exhausted beta cells in T2D. AAV infusion into the pancreatic duct was performed on the first NHP that resulted in improvements in glucose tolerance testing over several months, and at seven months the NHP had normal glucose tolerance testing. This same NHP had severe T2D and abnormally high glucose tolerance testing at baseline just prior to the infusion of the GPX-002 AAV vector. Improvements in glucose tolerance testing, accompanied by decreases in insulin requirements, are consistent with the reprogramming of exhausted beta cells that were rejuvenated by GPX-002 treatment. Direct pancreas injection in the second NHP resulted in significant improvements in glucose tolerance testing at three months but did not achieve normal glucose tolerance testing results. Pancreatic injection of GPX-002 still shows evidence of efficacy against T2D, however, intraductal infusion appears to be a highly favorable method of delivery to alpha and beta cells.

Immunosuppression therapy for a defined period of time may prevent immune reaction to the AAV. Although T2D studies with AAV constructs in mice do not require immunosuppression, NHPs have an immune response against AAV constructs. AAV proteins appear to be expressed on infected cells for six months or less, as Company’s initial research in the first NHP suggests that after six months no further immunosuppression is required. This new understanding of the need for immunosuppression in NHPs for a defined period of time may lead to better results than the shorter immunosuppression regimens used previously.

The press release stated that the Company is highly encouraged by this preliminary preclinical data for GPX-002 in T2D. This work strengthens the Company’s existing research, which has already demonstrated improved glucose homeostasis by reprogramming alpha cells in T1D, and now demonstrates potential to unlock treatment opportunities for the remaining 90 to 95 percent of diabetes patients afflicted by T2D utilizing the Company’s diabetes technologies.  Researchers are continuing preclinical studies of GPX-002 therapy in NHP models of both T1D and T2D and are planning formal toxicology studies and subsequent Investigational New Drug submission. Current studies in NHPs are evaluating efficacy after six months of immunosuppression. The results from preclinical testing of GPX-002 may not predict the results that will be obtained in later phase clinical trials of GPX-002.

GPX-002 in T2D Mice

The press release further announced that Genprex’s research collaborators have also conducted preclinical studies of GPX-002 in T2D mice, where no immunosuppression was required. In the mouse model, researchers treated T2D mice with a novel infusion process whereby GPX-002 is administered directly into the pancreatic duct using an AAV vector containing the Pdx1 and MafA genes. Researchers showed that in both in vivo and ex vivo studies, T2D mice and diabetic islets treated with GPX-002 demonstrated increased glucose stimulated insulin secretion, thus supporting the novel gene therapy’s ability to rejuvenate and replenish exhausted beta cells. In T2D, pancreatic beta cells become unable to produce and secrete enough insulin to manage high blood sugar levels, a condition known as beta cell dysfunction. In this study after GPX-002 treatment, the once exhausted beta cells were rejuvenated, allowing for the proper function of releasing insulin and producing glucose.

At four weeks post-surgery, researchers also conducted glucose tolerance testing which showed statistically significant improvement in T2D mice compared to baseline, the reversal of hyperglycemia in T2D mice and demonstrated normal glucose levels in T2D mice. These results further strengthen GPX-002’s capability to rejuvenate and replenish exhausted beta cells in T2D.

GPX-002 is currently being developed for the treatment of both T1D and T2D. The same general novel approach is used in each of T1D and T2D whereby an AAV vector containing the Pdx1 and MafA genes is administered directly into the pancreatic duct. In humans, this can be done with a routine endoscopy procedure. In T1D, GPX-002 is designed to work by transforming alpha cells in the pancreas into functional beta-like cells, which can produce insulin but may be distinct enough from beta cells to evade the body’s immune system. In vivo, preclinical studies show that GPX-002 restored normal blood glucose levels for an extended period of time in T1D mouse models. In T2D, where autoimmunity is not at play, GPX-002 is believed to rejuvenate and replenish exhausted beta cells.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K for the year ended December 31, 2024.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Genprex’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines and specifications; the timing and success of Genprex’s clinical trials, its intended regulatory submissions and any resulting regulatory approvals, including but not limited to, the Company’s beliefs about the anticipated effects of GPX-002 and its potential as a therapeutic approach in T1D and T2D; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes; the effects of any strategic research and development prioritization initiatives, and any other strategic alternatives or other efforts that Genprex takes or may take in the future that are aimed at optimizing and re-focusing Genprex’s diabetes, oncology and/or other clinical development programs including prioritization of resources, and the extent to which Genprex is able to implement such efforts and initiatives successfully to achieve the desired and intended results thereof; Genprex’s future growth and financial status, including Genprex’s ability to regain and maintain compliance with the continued listing requirements of The Nasdaq Capital Market and to continue as a going concern and to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all; Genprex’s commercial and strategic partnerships, including those with its third party vendors, suppliers and manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; Genprex’s intellectual property and licenses; and Genprex’s current expectations, estimates, forecasts and projections about the industry and markets in which it operates.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: January 6, 2026	By:	/s/ Ryan Confer
Ryan Confer
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)